Exhibit 99.1

SUBSCRIPTION AGREEMENT

Sirrus Corp.
Nyeri Motor Services Building
Moi Nyayo Way
Nyeri, Kenya

Dear Sir:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Sirrus Corp. (the “Company”) at a price of $0.003 per Share (the “Subscription Price”).   Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.   Purchaser further confirms that Mr. Ahmed Guled solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Guled.

     MAKE CHECK PAYABLE TO: Sirrus Corp.

     Executed this _____ day of ___________________, 2014.

____________________________________                    ____________________________________
                                                                                            Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________	X $0.003 _________	=	US$ _________
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: __________ Check #: ____________		Other: ________________

Sirrus Corp.

By:	__________________________________

Title:	__________________________________